EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, I, Scott C. Mahan, Vice President of Finance and Chief Financial Officer, certify that:

1. To my knowledge, this report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2. To my knowledge, the information in this report fairly presents, in all material respects, the financial condition and results of operations of BSQUARE Corporation as of December 31, 2004.

Date: March 11, 2005	/s/ Scott C. Mahan
Scott C. Mahan
Vice President of Finance and Chief Financial Officer